AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 2000
                                                 REGISTRATION NO. 333-81889
 ============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                        PRISM FINANCIAL CORPORATION
           (Exact name of registrant as specified in its charter)

           DELAWARE                                36-4279417
    (State of Incorporation)           (I.R.S. Employer Identification No.)

                               440 N. ORLEANS
                          CHICAGO, ILLINOIS 60610
                               (312) 494-0020
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

       PRISM FINANCIAL CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN
       PRISM FINANCIAL CORPORATION 1999 OMNIBUS STOCK INCENTIVE PLAN
                PACIFIC GUARANTEE MORTGAGE EQUITY VALUE PLAN
                     MORTGAGE MARKET EQUITY VALUE PLAN

                               MARK A. FILLER
                          Chief Executive Officer
                               440 N. ORLEANS
                          CHICAGO, ILLINOIS 60610
                               (312) 494-0020
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                                 COPIES TO:

       RODD M. SCHREIBER, ESQ.                     STEPHANIE TSACOUMIS, ESQ.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)   GIBSON, DUNN & CRUTCHER LLP
       333 WEST WACKER DRIVE                      1050 CONNECTICUT AVENUE, N.W.
      CHICAGO, ILLINOIS 60606                        WASHINGTON, D.C. 20036
          (312) 407-0700                                (202) 955-8500




         This Post-Effective Amendment No. 1 to this Registration statement on Form S-8 hereby deregisters in accordance with the undertakings of the Registrant given pursuant to Item 9 of this Registration Statement and Item 512(a)(3) of Regulation S-K all securities registered pursuant to the Registration Statement remaining unsold. Upon its effectiveness, the Registration Statement covered 2,430,953 shares of Common Stock of the Registrant and such indeterminate number of shares of Common Stock which may have been subject to grant or otherwise issuable after the operation of the provisions of the Plans governing certain adjustments. As a result of the consummation on April 25, 2000 of Registrant's merger with Prism Acquisition Subsidiary, Inc., pursuant to which Registrant became a wholly-owned, indirect subsidiary of Royal Bank of Canada, Registrant has no intention of issuing any additional shares under any of the Plans and has terminated any offering of securities pursuant to the Plans. (Capitalized terms not otherwise defined in this Post-Effective Amendment No. 1 shall have the meanings ascribed to them in the Registration Statement.)


                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Cook, State of Illinois on April 28, 2000.

                                            PRISM FINANCIAL CORPORATION

                                            By:   /s/ MARK A. FILLER
                                                  -------------------
                                                  Mark A. Filler
                                                  Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.



        SIGNATURE                             TITLE                          DATE
        ---------                             -----                          ----

By:  /S/ MARK A. FILLER              Chief Executive Officer               April 28, 2000
     --------------------------      (principal executive officer)
         Mark A. Filler


By:  /S/ DAVID A. FISHER             Senior Vice President and Chief       April 28, 2000
     --------------------------      Financial Officer
         David A. Fisher             (principal financial officer)


By:  /S/ JAMES P. HAYES              Controller                            April 28, 2000
     ---------------------------     (principal accounting officer)
         James P. Hayes


By:  /S/ ROBERT K. HORTON            Director                              April 28, 2000
     ---------------------------
         Robert K. Horton
